Form 10-K, Exhibit 13
period 2004-06-30
ME PORTFOLIO MANAGEMENT  LTD SMHL GLOBAL FUND NO 4
filed 2004-09-27
CIK 1286562

EXHIBIT 13.1 AGGREGATE TOTALS FOR THE PERIOD OCTOBER 1, 2003 TO JUNE 30, 2004


                             SMHL GLOBAL FUND NO. 4

For Period:     1 October 2003 to 30 June 2004



                                Beginning                                                                              Ending
           Original               Period             Principal             Interest             Total                  Period
Class       Balance           Invested Amount       Distribution         Distribution        Distribution         Invested Amount
-----      --------           ---------------       ------------         ------------        ------------         ---------------
A     USD1,000,000,000.00    USD923,709,388.20    USD304,718,347.46    USD8,459,376.26     USD313,177,723.72    USD618,991,040.74
B        AUD30,000,000.00     AUD30,000,000.00              AUD0.00    AUD1,321,501.32       AUD1,312,501.32     AUD30,000,000.00

Outstanding
 Principal
  Balance
-----------

USD618,991,040.74
 AUD30,000,000.00





            Bond        Current Pass
Class      Factor       Through Rates*
-----      ------       --------------

A          $0.618991041   1.36000%        * Based on a LIBOR of:        1.14000%
B          $1.000000000   5.93860%        * Based on a BBSW of:         5.57330%


AMOUNTS PER $1,000 UNIT


                                                                    Ending
            Principal         Interest          Total               Period
Class     Distribution      Distribution     Distribution           Balance
-----     ------------      ------------     ------------           -------

A        USD 304.71834746  USD 9.15804946   USD 313.87639692    USD 618.99104074
B          AUD 0.0000000   AUD 44.0500438   AUD 44.0500438      AUD1,000.0000000




Period Principal        Scheduled                                                      Insurance
Distribution            Principal            Prepayments           Liquidations         Proceeds                 Total
----------------        ---------            -----------           ------------         ---------                 -----

Class A             USD 16,290,123.50     USD 288,428,223.97            USD 0.00            USD 0.00     USD 304,718,347.46
Per $1000 unit        USD 16.29012350       USD 288.42822397      USD 0.00000000      USD 0.00000000       USD 304.71834746

Class B                 AUD 0.0000000          AUD 0.0000000       AUD 0.0000000       AUD 0.0000000          AUD 0.0000000
Per $1000 unit          AUD 0.0000000          AUD 0.0000000       AUD 0.0000000       AUD 0.0000000          AUD 0.0000000



Collateral Distributions              Current Period        Since Inception        Current Period         Since Inception

Beginning Collateral Balance       AUD 1,544,277,685.58   AUD 1,699,344,262.00   USD 942,009,388.20     USD 1,036,599,999.82
-Scheduled Principal Payments             26,705,120.49          35,669,753.81        16,290,123.50            21,758,549.83
-Unscheduled Principal Payments          562,987,490.53         718,364,518.10       343,422,369.22           438,202,356.04
+Principal Redraws                        90,154,336.49          99,429,420.96        54,994,145.26            60,651,946.79
-Insurance Proceeds                                0.00                   0.00                 0.00                     0.00
-Liquidation Proceeds                              0.00                   0.00                 0.00                     0.00
-Realized Losses from Liquidations                 0.00                   0.00                 0.00                     0.00
-----------------------------------------------------------------------------------------------------------------------------------
Ending Collateral Balance          AUD 1,044,739,411.05   AUD 1,044,739,411.05   USD 637,291,040.74      USD  637,291,040.74
-----------------------------------------------------------------------------------------------------------------------------------



Outstanding Mortgage Information            Period             Since Inception         Period              Since Inception

Outstanding Principal Balance -
  Fixed rate housing loans           AUD   154,401,679.52   AUD   184,563,204.01   USD  94,185,024.51     USD 112,583,554.44
Outstanding Principal Balance -
  Variable rate housing loans        AUD   890,337,731.53   AUD 1,484,781,058.00   USD 543,106,016.23     USD 905,716,445.38
-----------------------------------------------------------------------------------------------------------------------------------
Total Outstanding Principal Balance  AUD 1,044,739,411.05   AUD 1,669,344,262.00   USD 637,291,040.74     USD 1,018,299,999.82
-----------------------------------------------------------------------------------------------------------------------------------



Period Interest Collections Waterfall                           AUD                                                       USD
Interest Collections
--------------------
Gross Interest Income Received from Mortgages            AUD 60,635,717.39                                        USD 36,987,787.61
Payments from / (to) Fixed / Floating Swap Provider            (420,638.25)                                             (256,589.33)
Payments from / (to) Currency Swap Provider                 (40,883,947.31)                                          (24,939,207.86)
Interest Income received from Cash holdings                   2,380,890.72                                             1,452,343.34
Principal Draws                                                       0.00                                                     0.00
Liquidity Facility Draws                                              0.00                                                     0.00
-----------------------------------------------------------------------------------------------------------------------------------
Net proceeds available for Interest Waterfall            AUD 21,712,022.55                                        USD 13,244,333.76
-----------------------------------------------------------------------------------------------------------------------------------



Distribution of Interest Collections
------------------------------------

Trustee's fee and Expenses                               AUD  6,194,756.44                                         USD 3,778,801.43
Interest Carryforward paid to A                                       0.00                                                     0.00
Current Interest due to A                                    54,751,777.24                                            33,398,584.12
Payments from swap provider due to A                        (40,883,947.31)                                          (24,939,207.86)
Interest Carryforward paid to Class B                                 0.00                                                     0.00
Current Interest due to Class B                               1,321,501.32                                               806,115.80
Other                                                            30,744.85                                                18,754.36
Deposit into Cash Collateral Account                                  0.00                                                     0.00
Reimbursement of Principal Draws                                      0.00                                                     0.00
-----------------------------------------------------------------------------------------------------------------------------------
Total Distributions of Interest Collections              AUD 21,414,832.54                                        USD 13,063,047.85
-----------------------------------------------------------------------------------------------------------------------------------

Outstanding Deferred Management Fees                        AUD 297,190.01                                           USD 181,285.91


Period Principal Collections Waterfall            Period           Since Inception         Period              Since Inception

Principal Collections
----------------------
Principal Collections from outstanding
  mortgage loans                               AUD 589,692,611.02  AUD 754,034,271.91   USD 359,712,492.72      USD 459,960,905.87
Principal Redraws from outstanding
  mortgage loans                                   (90,154,336.49)     (99,429,420.96)      (54,994,145.26)         (60,651,946.79)
Recoveries from previously charged off
  mortgage loans                                             0.00                0.00                 0.00                    0.00
Other                                                        0.00                0.00                 0.00                    0.00
Less:  Principal Draws for Interest Waterfall                0.00                0.00                 0.00                    0.00
Plus:  Reimbursement of Principal Draws from
       Interest Waterfall                                    0.00                0.00                 0.00                    0.00
------------------------------------------------------------------------------------------------------------------------------------
Net proceeds available for Principal Waterfall AUD 499,538,274.53  AUD 654,604,850.95   USD 304,718,347.46      USD 399,308,959.08
------------------------------------------------------------------------------------------------------------------------------------


Outstanding Shortfalls and Chargeoffs          Period                    Period
Principal Draws for Interest Waterfall       AUD 0.00                   USD 0.00
Class A Interest Shortfall                       0.00                       0.00
Accrued Interest on Class A
  Interest Shortfall                             0.00                       0.00
Class B Interest Shortfall                       0.00                       0.00
Accrued Interest on Class B
  Interest Shortfall                             0.00                       0.00
Class A Charge Offs                              0.00                       0.00
Class A Carry Over Charge Offs                   0.00                       0.00
Class B Charge Offs                              0.00                       0.00
Class B Carry Over Chrage Offs                   0.00                       0.00
Redraw Charge Offs                               0.00                       0.00
Redraw Carry Over Charge Offs                    0.00                       0.00


Realized Loss Information                    Period             Since Inception             Period                  Since Inception
-------------------------
Realized Loss on Class A Bonds before
  Mortgage insurance                         AUD 0.00              AUD 0.00                 USD 0.00                     USD 0.00
Realized Loss on Class B Bonds before
  Mortgage insurance                         AUD 0.00              AUD 0.00                 USD 0.00                     USD 0.00
Realized Loss on Redraw Funding Facility
  before Mortgage insurance                  AUD 0.00              AUD 0.00                 USD 0.00                     USD 0.00
Realized Loss on Class A Bonds after
  Mortgage insurance                         AUD 0.00              AUD 0.00                 USD 0.00                     USD 0.00
Realized Loss on Class B Bonds after
  Mortgage insurance                         AUD 0.00              AUD 0.00                 USD 0.00                     USD 0.00
Realized Loss on Redraw Funding
  Facility after Mortgage insurance          AUD 0.00              AUD 0.00                 USD 0.00                     USD 0.00



Cash Collateral Account                                         AUD                         USD

Beginning Cash Collateral Account Balance                AUD 2,941,844.92           USD 1,794,525.40
+ Interest Earned on Cash Collateral Account                   135,944.84                  82,926.35
+ Deposit from Interest Collections Waterfall                        0.00                       0.00
-Current Period's Cash Collateral Account Draws                      0.00                       0.00
-Current Period's Release to cash collateral provider          135,944.84                  82,926.35
----------------------------------------------------------------------------------------------------
Ending Cash Collateral Account Balance                   AUD 2,941,844.92           USD 1,794,525.40
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Required Cash Collateral Account Balance                 AUD 2,611,848.53           USD 1,593,227.60
----------------------------------------------------------------------------------------------------


                           # of       Percentage
Delinquency Information    Loans       of Pool        Loan Balance     % of Pool


31-60 Days                   15          0.13%        2,028,341.30         0.19%
61-90 Days                    5          0.04%          479,027.55         0.05%
90+ Days (excluding Loans
   in Foreclosures)           0          0.00%                -            0.00%
Loans in Foreclosure          0          0.00%                -            0.00%
--------------------------------------------------------------------------------
Total                        20          0.17%        2,507,368.85        0.24%
--------------------------------------------------------------------------------


Prepayment Information          Three Month CPR                   Life
                                     36.15%                      38.34%